Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT OF PHILIP KOWALCZYK

This Amendment No. 1 (this “Amendment”) dated as of May 3, 2006, to the Employment Agreement dated as of November 3, 2004 (the “Employment Agreement”), by and between The Talbots, Inc., a Delaware Corporation (the “Company”) and Philip Kowalczyk (the “Executive”).

WHEREAS, the Company wishes to assign the Executive to serve as the President of the Company’s subsidiary, The J. Jill Group, Inc. (the “Assignment”), and the Executive desires to accept the Assignment; and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement to reflect the parties’ agreement with respect to the Assignment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which hereby is acknowledged, the parties agree as follows:

1. In paragraphs 1 and 2 of the Employment Agreement, effective as of the date hereof, the words “President of the Company’s subsidiary The J. Jill Group, Inc.” shall be substituted for the words “Executive Vice President and Chief Administrative Officer of the Company”.

2. Effective as of the date hereof, the Base Salary Rate referred to in Paragraph 3(A)(i) of the Employment Agreement shall be at the rate of $625,000 per annum.

3. The Executive shall continue to be eligible to participate in the Company’s plans, programs and benefits referred to in Paragraphs 3(B)(i), 3(C)(i), 3(D), 4(A) through (F) of the Employment Agreement on the same terms and conditions in effect as of the date hereof, as those terms and conditions may be amended by the Company at any time in its sole discretion, provided however, that for the Company’s 2006 Fiscal Year, and thereafter, the Executive’s annual incentive bonus pursuant to the MIP shall be computed using forty-five percent (45%) of the Executive’s Base Salary Rate as a multiplier instead of the forty percent (40%) currently in effect. The Company also agrees that the Executive shall be eligible to participate in any benefit plans or programs it shall adopt subsequent to the date hereof on the same terms and conditions as shall be applicable to the Company’s then Executive Vice Presidents.

4. A new paragraph 3(C) (iv) shall be added to the Employment Agreement as follows:

(iv)	May 8, 2006 Stock Option and Restricted Stock Awards. The Company shall make the following awards to the Executive pursuant to the Plan:

(a)	Options to purchase 15,000 shares of Common Stock of the Company, $0.01 par value per share, pursuant to and subject to the terms and conditions of a Nonqualified Stock Option Agreement to be executed by the Company and the Executive, with an exercise price equal to the 4:00 p.m. closing price of the Company’s common stock on the New York Stock Exchange on May 8, 2006 (the “Options”) and (b) 5,000 restricted shares of Common Stock of the Company, $0.01 par value per share, at a purchase price to the Executive of $0.01 per share (the “Restricted Stock”), which shares shall be non-transferable until they are fully vested on the dates set forth below and in accordance with the terms of the Restricted Stock Agreement to be executed by the Company and the Executive, and shall be subject to a repurchase option held by the Company and exercisable in certain events specified in the Restricted Stock Agreement. The Executive’s right to exercise the Options shall vest as follows: 5,000 shares on May 8, 2007, 5,000 shares on May 8, 2008 and 5,000 shares on May 8, 2009. The Restricted Stock shall vest as follows: full vesting on March 3, 2011, subject to possible earlier vesting of all, or a portion, of such shares on or about April 15, 2009, in accordance with the Restricted Stock Agreement.

5. The name “J. Jill” shall be deleted from paragraph 12 of the Employment Agreement.

6. The Executive’s address set forth in Paragraph 17(A) of the Employment Agreement shall be deleted, and [his current address] shall be substituted in its place.

7. Except as expressly notified by this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.

8. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which taken together will constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

The Talbots, Inc.

/s/ Philip H. Kowalczyk	By: /s/ Arnold B. Zetcher
Philip Kowalczyk	Arnold B. Zetcher, Chairman,
President and Chief Executive Officer

Date of Signature: June 8, 2006	Date of Signature: June 16, 2006